EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2023 First Quarter Results

First Quarter 2023 Highlights:
•Net income available to common shareholders of $19.5 million, or $0.86 per diluted share
•Total loan growth of $47.8 million, or 3.0% annualized from prior quarter
•Total deposits increased $60.5 million, or 3.8% annualized from prior quarter, with uninsured deposits of 21%
•Tangible book value per share of $21.87, an increase of 4.4% from prior quarter
Effingham, IL, April 27, 2023 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $19.5 million, or $0.86 per diluted share, for the first quarter of 2023 compared to $29.7 million, or $1.30 per diluted share, for the fourth quarter of 2022. This also compares to net income available to common shareholders of $20.7 million, or $0.92 per diluted share, for the first quarter of 2022.
Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “The strength of the franchise we have built has enabled us to effectively manage through the recent troubles in the banking industry and continue delivering strong financial performance. Due to the strong relationships we have with our clients, our deposit base has been exceptionally stable, and we have not needed to take any extraordinary measures to prevent deposit outflows or increase our level of liquidity beyond the usual prudent level that we maintain.
“While becoming more selective in our new loan production given the uncertain economic conditions, we still grew our total loans at a 3% annualized rate in the first quarter, largely driven by growth in our commercial loan portfolio, which offset a decline in consumer loans as we see the planned reduction in loan balances in our GreenSky portfolio. We delivered another quarter of strong financial performance that further increased our capital ratios and tangible book value per share.
“We will continue to prioritize prudent risk management and be conservative in our new loan production to build capital and liquidity. We expect to see continued reductions in our consumer portfolio that will be used to add to our security portfolio and pay off higher cost funding sources, with the net impact likely being earnings neutral, but capital accretive. We have a strong balance sheet with healthy asset quality, and we believe we can capitalize on the current environment to add new commercial and retail deposit relationships. Our focus on continuing to grow and strengthen our core deposit base will help us to generate long-term profitable growth and continue enhancing the value of our franchise,” said Mr. Ludwig.
Balance Sheet Highlights
Total assets were $7.93 billion at March 31, 2023, compared to $7.86 billion at December 31, 2022, and $7.34 billion at March 31, 2022. At March 31, 2023, portfolio loans were $6.35 billion, compared to $6.31 billion as of December 31, 2022, and $5.54 billion as of March 31, 2022. During the first quarter of 2023, the Company experienced another quarter of growth of $47.8 million, consisting of growth in commercial loan and lease balances of $84.1 million and commercial real estate loans of $15.0 million. The Company’s consumer loan balances declined $61.1 million, primarily due to a decrease in loans originated through the program with GreenSky.
Loans

	As of
	March 31,	December 31,	March 31,
(in thousands)	2023	2022	2022
Loan Portfolio
Commercial loans	$937,920	$872,794	$825,554
Equipment finance loans	632,205	616,751	528,572
Equipment finance leases	510,029	491,744	429,000
Commercial FHA warehouse lines	10,275	25,029	83,999
Total commercial loans and leases	2,090,429	2,006,318	1,867,125
Commercial real estate	2,448,158	2,433,159	2,114,041
Construction and land development	326,836	320,882	188,668
Residential real estate	369,910	366,094	329,331
Consumer	1,118,938	1,180,014	1,040,796
Total loans	$6,354,271	$6,306,467	$5,539,961
Loan Quality
Credit quality remained steady during the first quarter of 2023. Loans 30-89 days past due totaled $30.9 million as of March 31, 2023, compared to $32.4 million as of December 31, 2022, and $29.0 million as of March 31, 2022. Non-performing loans were $50.7 million at March 31, 2023, compared to $49.4 million as of December 31, 2022, and $52.9 million as of March 31, 2022. Non-performing loans as a percentage of portfolio loans was 0.80% at March 31, 2023 compared with 0.78% at December 31, 2022, and 0.95% at March 31, 2022. Non-performing assets were 0.74% of total assets at the end of the first quarter of 2023, compared to 0.74% at December 31, 2022 and 0.90% at March 31, 2022.

	As of and for the Quarter Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2023	2022	2022
Asset Quality
Loans 30-89 days past due	$30,895	$32,372	$29,044
Nonperforming loans	50,713	49,423	52,900
Nonperforming assets	58,806	57,824	66,164
Substandard loans	99,819	101,044	120,837
Net charge-offs	2,119	538	2,256
Loans 30-89 days past due to total loans	0.49%	0.51%	0.52%
Nonperforming loans to total loans	0.80%	0.78%	0.95%
Nonperforming assets to total assets	0.74%	0.74%	0.90%
Allowance for credit losses to total loans	0.98%	0.97%	0.96%
Allowance for credit losses to nonperforming loans	122.39%	123.53%	100.07%
Net charge-offs to average loans	0.14%	0.03%	0.17%
The Company’s allowance for credit losses totaled $62.1 million at March 31, 2023, compared to $61.1 million at December 31, 2022, and $52.9 million at March 31, 2022. The allowance as a percentage of portfolio loans was 0.98% at March 31, 2023, compared to 0.97% at December 31, 2022, and 0.96% at March 31, 2022.

Deposits
Total deposits were $6.43 billion at March 31, 2023, compared with $6.36 billion at December 31, 2022, and $6.06 billion at March 31, 2022. Interest rate promotions offered during the first quarter of 2023 on money market and time deposit products resulted in increases in balances of $79.7 million and $117.3 million, respectively, at March 31, 2023, compared to December 31, 2022.

	As of
	March 31,	December 31,	March 31,
(in thousands)	2023	2022	2022
Deposit Portfolio
Noninterest-bearing demand	$1,215,758	$1,362,158	$1,393,825
Interest-bearing:
Checking	2,502,827	2,494,073	2,350,225
Money market	1,263,813	1,184,101	964,352
Savings	636,832	661,932	710,955
Time	766,884	649,552	619,386
Brokered time	39,087	12,836	18,796
Total deposits	$6,425,201	$6,364,652	$6,057,539
The Company estimates that uninsured deposits(1) totaled $1.32 billion, or 21% of total deposits, at March 31, 2023 compared to $1.55 billion, or 24%, at December 31, 2022.
(1)    Uninsured deposits include the Call Report estimate of uninsured deposits less affiliate deposits, estimated insured portion of servicing deposits, additional structured FDIC coverage and collateralized deposits.
Results of Operations Highlights
During the first quarter of 2023, net interest income, on a tax-equivalent basis, totaled $60.7 million, a decrease of $3.1 million, or 4.8%, compared to $63.8 million for the fourth quarter of 2022, and an increase of $3.6 million, or 6.2%, compared to the first quarter of 2022 net interest income of $57.2 million.
Net Interest Income and Margin
The tax equivalent net interest margin for the first quarter of 2023 was 3.39%, compared with 3.50% in both the fourth and first quarters of 2022. The decline in the net interest margin during the first quarter of 2023 was largely attributable to increased market interest rates resulting in the cost of funding liabilities increasing at a faster rate than the yields on earning assets.

	For the Quarter Ended
	March 31,			December 31,			March 31,
(dollars in thousands)	2023			2022			2022
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$85,123	$980	4.67%	$220,938	$2,143	3.85%	$384,231	$171	0.18%
Investment securities	809,848	5,995	3.00%	736,579	4,824	2.62%	894,634	4,962	2.22%
Loans	6,320,402	87,997	5.65%	6,240,277	82,810	5.26%	5,274,051	57,280	4.40%
Loans held for sale	1,506	16	4.41%	3,883	47	4.86%	31,256	220	2.86%
Nonmarketable equity securities	47,819	795	6.75%	43,618	677	6.16%	36,378	484	5.40%
Total interest-earning assets	$7,264,698	$95,783	5.35%	$7,245,295	$90,501	4.96%	$6,620,550	$63,117	3.87%

Interest-Bearing Liabilities
Interest-bearing deposits	$5,053,941	$26,405	2.12%	$5,053,158	$19,841	1.56%	$4,507,642	$2,161	0.19%
Short-term borrowings	38,655	25	0.26%	47,391	31	0.26%	70,043	23	0.14%
FHLB advances & other borrowings	540,278	6,006	4.51%	460,598	4,264	3.67%	311,282	1,212	1.58%
Subordinated debt	99,812	1,370	5.57%	107,374	1,463	5.45%	139,139	2,011	5.78%
Trust preferred debentures	50,047	1,229	9.96%	49,902	1,066	8.47%	49,451	514	4.21%
Total interest-bearing liabilities	$5,782,733	$35,035	2.46%	$5,718,423	$26,665	1.85%	$5,077,557	$5,921	0.47%

Net Interest Margin		$60,748	3.39%		$63,836	3.50%		$57,196	3.50%

Cost of Deposits			1.70%			1.23%			0.15%
Average interest-earning assets for the first quarter of 2023 were $7.26 billion, compared to $7.25 billion for the fourth quarter of 2022, and $6.62 billion for the first quarter of 2022. Average loans were $6.32 billion for the first quarter of 2023, compared to $6.24 billion for the fourth quarter of 2022 and $5.27 billion for the first quarter of 2022. The average balance of PPP loans for the first quarter of 2022 was $36.2 million.
Average investment securities for the first quarter of 2023 were $809.8 million, compared to $736.6 million for the fourth quarter of 2022, and $894.6 million for the first quarter of 2022. The Company took advantage of certain market conditions during the quarter to reposition out of lower yielding tax-exempt securities in favor of other structures and to purchase additional investments, increasing average investment securities by $73.3 million. These changes should result in improved overall margin, liquidity, and capital allocations. These transactions resulted in losses of $0.6 million in the current quarter, with expected paybacks to occur within the calendar year.
Average interest-bearing deposits were $5.05 billion for the first quarter of 2023, compared to $5.05 billion for the fourth quarter of 2022, and $4.51 billion for the first quarter of 2022. Cost of interest-bearing deposits was 2.12% in the first quarter of 2023, which represents a 56 basis point increase from the fourth quarter of 2022. A competitive market driven by rising interest rates was a contributing factor to the increase in deposit costs.
Noninterest Income
Noninterest income was $15.8 million for the first quarter of 2023, compared to $33.8 million for the fourth quarter of 2022, and $15.6 million for the first quarter of 2022. Noninterest income for the first quarter of 2023 was negatively impacted by $0.6 million of losses on the sales of investment securities, while the fourth quarter of 2022 was positively impacted by a $17.5 million gain on the termination of forward starting interest rate swaps, and the first quarter of 2022 was negatively impacted by $0.4 million of impairment on commercial servicing rights. Excluding these transactions, noninterest income for the first quarter of 2023, the fourth quarter of 2022 and the first quarter of 2022 was $16.4 million, $16.3 million, and $16.0 million, respectively.

	For the Quarter Ended
	March 31,	December 31,	March 31,
(in thousands)	2023	2022	2022
Noninterest income
Wealth management revenue	$6,411	$6,227	$7,139
Residential mortgage banking revenue	405	316	599
Service charges on deposit accounts	2,568	2,511	2,068
Interchange revenue	3,412	3,478	3,280
Loss on sales of investment securities, net	(648)	—	—
Gain on termination of hedged interest rate swaps	—	17,531	—
Impairment on commercial mortgage servicing rights	—	—	(394)
Company-owned life insurance	876	796	1,019
Other income	2,755	2,980	1,902
Total noninterest income	$15,779	$33,839	$15,613
Noninterest Expense
Noninterest expense was $44.5 million in the first quarter of 2023, compared to $49.9 million in the fourth quarter of 2022, and $40.9 million in the first quarter of 2022. Noninterest expense for the fourth quarter of 2022 included a $3.3 million charge on commercial FHA loan servicing rights held for sale and $3.3 million of impairment charges on two OREO properties. Noninterest expense, excluding these adjustments, was $44.5 million in the first quarter of 2023, compared to $43.2 million in the fourth quarter of 2022, and $40.9 million in the first quarter of 2022. As a result, the efficiency ratio was 57.64% for the quarter ended March 31, 2023, compared to 58.26% for the quarter ended December 31, 2022, and 55.73% for the quarter ended March 31, 2022.

	For the Quarter Ended
	March 31,	December 31,	March 31,
(in thousands)	2023	2022	2022
Noninterest expense
Salaries and employee benefits	$24,243	$22,901	$21,870
Occupancy and equipment	4,443	3,748	3,755
Data processing	6,311	6,302	5,873
Professional	1,760	1,726	1,972
Amortization of intangible assets	1,291	1,333	1,398
Other real estate owned	—	3,779	—
Loss on mortgage servicing rights held for sale	—	3,250	—
FDIC insurance	1,329	703	830
Other expense	5,105	6,201	5,186
Total noninterest expense	$44,482	$49,943	$40,884
Noteworthy components of noninterest expense are as follows:
•Salaries and employee benefits expenses were $24.2 million in the first quarter of 2023, compared to $22.9 million in the fourth quarter of 2022, and $21.9 million in the first quarter of 2022. Employees numbered 931 at March 31, 2023, compared to 935 at December 31, 2022, and 920 at March 31, 2022. Increased payroll taxes and medical insurance of $0.6 million and $0.5 million, respectively, contributed to increased expense in the first quarter of 2023 compared to the fourth quarter of 2022. Annual salary increases and the modest increase in staffing levels contributed to increased salaries and benefits expenses from the first quarter of 2022, along with a $0.7 million increase in medical insurance.
•Occupancy and equipment increased $0.7 million in the first quarter of 2023 compared to the fourth quarter of 2022, primarily due to seasonal related expenses, including snow removal and utilities expenses.
•FDIC insurance expense was $1.3 million in the first quarter of 2023, compared to $0.7 million in the fourth quarter of 2022, and $0.8 million in the first quarter of 2022. The increase is primarily related to the FDIC’s 2 basis point increase to the initial base deposit insurance assessment rate schedules effective January 1, 2023.
Income Tax Expense
Income tax expense was $6.9 million for the first quarter of 2023, as compared to $11.0 million for the fourth quarter of 2022 and $6.6 million for the first quarter of 2022. The resulting effective tax rates were 24.0%, 25.1% and 24.2% respectively.
Capital
At March 31, 2023, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of March 31, 2023
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	11.59%	12.46%	10.50%
Tier 1 capital to risk-weighted assets	10.76%	10.25%	8.50%
Tier 1 leverage ratio	10.02%	9.54%	4.00%
Common equity Tier 1 capital	10.76%	7.84%	7.00%
Tangible common equity to tangible assets (1)	N/A	6.24%	N/A
(1)    A non-GAAP financial measure. Refer to page 13 for a reconciliation to the comparable GAAP financial measure.
(2)    Includes the capital conservation buffer of 2.5%.
Since the beginning of 2022, the impact of rising interest rates on the Company’s investment portfolio has resulted in an $83.0 million decline in accumulated other comprehensive income, which has negatively impacted tangible book value per share by $3.76, and the tangible common equity to tangible assets ratio by 108 basis points.
Stock Repurchase Program
On December 6, 2022, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $25.0 million of common stock through December 31, 2023. The previous repurchase plan terminated on December 31, 2022. During the first quarter of 2023, the Company repurchased 124,266 shares of its common stock at a weighted average price of $22.54 under its stock repurchase program. As of March 31, 2023, the Company had $22.2 million remaining under the current stock repurchase authorization.

About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2023, the Company had total assets of approximately $7.93 billion, and its Wealth Management Group had assets under administration of approximately $3.50 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Earnings Available to Common Shareholders,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the recent failures of Silicon Valley Bank and Signature Bank, including anticipated effects on FDIC premiums, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; developments and uncertainty related to the future use and availability of some reference rates, such as the London Inter-Bank Offered Rate, as well as other alternative reference rates, and the adoption of a substitute; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2023	2022	2022
Earnings Summary
Net interest income	$60,504	$63,550	$56,827
Provision for credit losses	3,135	3,544	4,167
Noninterest income	15,779	33,839	15,613
Noninterest expense	44,482	49,943	40,884
Income before income taxes	28,666	43,902	27,389
Income taxes	6,894	11,030	6,640
Net income	21,772	32,872	20,749
Preferred dividends	2,228	3,169	—
Net income available to common shareholders	$19,544	$29,703	$20,749

Diluted earnings per common share	$0.86	$1.30	$0.92
Weighted average common shares outstanding - diluted	22,501,970	22,503,611	22,350,307
Return on average assets	1.12%	1.66%	1.16%
Return on average shareholders' equity	11.51%	17.41%	12.80%
Return on average tangible common equity (1)	16.70%	25.89%	17.84%
Net interest margin	3.39%	3.50%	3.50%
Efficiency ratio (1)	57.64%	58.26%	55.73%

Adjusted Earnings Performance Summary (1)
Adjusted earnings available to common shareholders	$20,017	$19,278	$20,815
Adjusted diluted earnings per common share	$0.88	$0.85	$0.92
Adjusted return on average assets	1.15%	1.13%	1.16%
Adjusted return on average shareholders' equity	11.76%	11.89%	12.84%
Adjusted return on average tangible common equity	17.11%	16.80%	17.89%
Adjusted pre-tax, pre-provision earnings	$32,449	$33,165	$32,041
Adjusted pre-tax, pre-provision return on average assets	1.67%	1.68%	1.79%

Wealth Management
Trust assets under administration	$3,502,635	$3,505,372	$3,934,140

Market Data
Book value per share at period end	$30.08	$29.17	$29.26
Tangible book value per share at period end (1)	$21.87	$20.94	$20.87
Tangible book value per share excluding accumulated other comprehensive income at period end (1)	$25.39	$24.72	$22.14
Market price at period end	$21.42	$26.62	$28.86
Common shares outstanding at period end	22,111,454	22,214,913	22,044,626

Capital
Total capital to risk-weighted assets	12.46%	12.38%	11.74%
Tier 1 capital to risk-weighted assets	10.25%	10.21%	8.82%
Tier 1 common capital to risk-weighted assets	7.84%	7.77%	7.80%
Tier 1 leverage ratio	9.54%	9.43%	7.96%
Tangible common equity to tangible assets (1)	6.24%	6.06%	6.43%

(1) Non-GAAP financial measures. Refer to pages 11 - 13 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	March 31,
(in thousands)	2023	2022	2022
Assets
Cash and cash equivalents	$138,310	$160,631	$332,264
Investment securities	821,005	776,860	858,246
Loans	6,354,271	6,306,467	5,539,961
Allowance for credit losses on loans	(62,067)	(61,051)	(52,938)
Total loans, net	6,292,204	6,245,416	5,487,023
Loans held for sale	2,747	1,286	8,931
Premises and equipment, net	80,582	78,293	77,857
Other real estate owned	6,729	6,729	11,537
Loan servicing rights, at lower of cost or fair value	1,117	1,205	27,484
Commercial FHA mortgage loan servicing rights held for sale	20,745	20,745	—
Goodwill	161,904	161,904	161,904
Other intangible assets, net	19,575	20,866	22,976
Company-owned life insurance	151,319	150,443	148,060
Other assets	233,937	231,123	202,433
Total assets	$7,930,174	$7,855,501	$7,338,715

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,215,758	$1,362,158	$1,393,825
Interest-bearing deposits	5,209,443	5,002,494	4,663,714
Total deposits	6,425,201	6,364,652	6,057,539
Short-term borrowings	31,173	42,311	60,352
FHLB advances and other borrowings	482,000	460,000	310,171
Subordinated debt	99,849	99,772	139,184
Trust preferred debentures	50,135	49,975	49,524
Other liabilities	66,173	80,217	76,959
Total liabilities	7,154,531	7,096,927	6,693,729
Total shareholders’ equity	775,643	758,574	644,986
Total liabilities and shareholders’ equity	$7,930,174	$7,855,501	$7,338,715

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	March 31,
(in thousands, except per share data)	2023	2022	2022
Net interest income:
Interest income	$95,539	$90,215	$62,748
Interest expense	35,035	26,665	5,921
Net interest income	60,504	63,550	56,827
Provision for credit losses:
Provision for credit losses on loans	3,135	2,950	4,132
Provision for credit losses on unfunded commitments	—	594	256
Provision for other credit losses	—	—	(221)
Total provision for credit losses	3,135	3,544	4,167
Net interest income after provision for credit losses	57,369	60,006	52,660
Noninterest income:
Wealth management revenue	6,411	6,227	7,139
Residential mortgage banking revenue	405	316	599
Service charges on deposit accounts	2,568	2,511	2,068
Interchange revenue	3,412	3,478	3,280
Loss on sales of investment securities, net	(648)	—	—
Gain on termination of hedged interest rate swaps	—	17,531	—
Impairment on commercial mortgage servicing rights	—	—	(394)
Company-owned life insurance	876	796	1,019
Other income	2,755	2,980	1,902
Total noninterest income	15,779	33,839	15,613
Noninterest expense:
Salaries and employee benefits	24,243	22,901	21,870
Occupancy and equipment	4,443	3,748	3,755
Data processing	6,311	6,302	5,873
Professional	1,760	1,726	1,972
Amortization of intangible assets	1,291	1,333	1,398
Other real estate owned	—	3,779	—
Loss on mortgage servicing rights held for sale	—	3,250	—
FDIC insurance	1,329	703	830
Other expense	5,105	6,201	5,186
Total noninterest expense	44,482	49,943	40,884
Income before income taxes	28,666	43,902	27,389
Income taxes	6,894	11,030	6,640
Net income	21,772	32,872	20,749
Preferred stock dividends	2,228	3,169	—
Net income available to common shareholders	$19,544	$29,703	$20,749

Basic earnings per common share	$0.86	$1.31	$0.92
Diluted earnings per common share	$0.86	$1.30	$0.92

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2023	2022	2022
Income before income taxes - GAAP	$28,666	$43,902	$27,389
Adjustments to noninterest income:
Loss on sales of investment securities, net	648	—	—
(Gain) on termination of hedged interest rate swaps	—	(17,531)	—
Total adjustments to noninterest income	648	(17,531)	—
Adjustments to noninterest expense:
(Loss) on mortgage servicing rights held for sale	—	(3,250)	—
Integration and acquisition expenses	—	—	(91)
Total adjustments to noninterest expense	—	(3,250)	(91)
Adjusted earnings pre tax	29,314	29,621	27,480
Adjusted earnings tax	7,069	7,174	6,665
Adjusted earnings - non-GAAP	22,245	22,447	20,815
Preferred stock dividends	2,228	3,169	—
Adjusted earnings available to common shareholders	$20,017	$19,278	$20,815
Adjusted diluted earnings per common share	$0.88	$0.85	$0.92
Adjusted return on average assets	1.15%	1.13%	1.16%
Adjusted return on average shareholders' equity	11.76%	11.89%	12.84%
Adjusted return on average tangible common equity	17.11%	16.80%	17.89%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022
Adjusted earnings pre tax - non-GAAP	$29,314	$29,621	$27,480
Provision for credit losses	3,135	3,544	4,167
Impairment on commercial mortgage servicing rights	—	—	394
Adjusted pre-tax, pre-provision earnings - non-GAAP	$32,449	$33,165	$32,041
Adjusted pre-tax, pre-provision return on average assets	1.67%	1.68%	1.79%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Quarter Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022
Noninterest expense - GAAP	$44,482	$49,943	$40,884
Loss on mortgage servicing rights held for sale	—	(3,250)	—
Integration and acquisition expenses	—	—	(91)
Adjusted noninterest expense	$44,482	$46,693	$40,793

Net interest income - GAAP	$60,504	$63,550	$56,827
Effect of tax-exempt income	244	286	369
Adjusted net interest income	60,748	63,836	57,196

Noninterest income - GAAP	15,779	33,839	15,613
Impairment on commercial mortgage servicing rights	—	—	394
Loss on sales of investment securities, net	648	—	—
(Gain) on termination of hedged interest rate swaps	—	(17,531)	—
Adjusted noninterest income	16,427	16,308	16,007

Adjusted total revenue	$77,175	$80,144	$73,203

Efficiency ratio	57.64%	58.26%	55.73%

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022
Net income	$21,772	$32,872	$20,749

Average total shareholders' equity—GAAP	$767,186	$749,183	$657,327
Adjustments:
Preferred Stock	(110,548)	(110,548)	—
Goodwill	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(20,184)	(22,859)	(23,638)
Average tangible common equity	$474,550	$453,872	$471,785
ROATCE	16.70%	25.89%	17.84%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2023	2022	2022
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$775,643	$758,574	$644,986
Adjustments:
Preferred Stock	(110,548)	(110,548)	—
Goodwill	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(19,575)	(20,866)	(22,976)
Tangible common equity	$483,616	$465,256	$460,106

Less: Accumulated other comprehensive income (AOCI)	(77,797)	(83,797)	(28,035)
Tangible common equity excluding AOCI	561,413	549,053	488,141

Total Assets to Tangible Assets:
Total assets—GAAP	$7,930,174	$7,855,501	$7,338,715
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(19,575)	(20,866)	(22,976)
Tangible assets	$7,748,695	$7,672,731	$7,153,835

Common Shares Outstanding	22,111,454	22,214,913	22,044,626

Tangible Common Equity to Tangible Assets	6.24%	6.06%	6.43%
Tangible Book Value Per Share	$21.87	$20.94	$20.87
Tangible Book Value Per Share excluding AOCI	$25.39	$24.72	$22.14